Exhibit 99.1

Manitex International, Inc. Reports Fourth Quarter 2018 and Full Year Results

Bridgeview, IL, March 14, 2019 — Manitex International, Inc. (Nasdaq: MNTX), a leading international provider of truck and knuckle boom cranes, today announced fourth quarter and full year 2018 results. Net revenues for the fourth quarter were $60.6 million, compared to $64.5 million in the prior year’s period, and net loss from continuing operations attributable to shareholders of Manitex was $(10.8) million, or $(0.55) per share, compared to a net loss from continuing operations attributable to shareholders of Manitex of $(0.6) million, or $(0.04) per share, in the fourth quarter of 2017. Adjusted net income* from continuing operations in the fourth quarter 2018 was $1.2 million, or $0.06 per share, compared to adjusted net income of $0.9 million, or $0.05 per share, for the fourth quarter of 2017.

For the full year 2018, Manitex reported net revenues of $242.1 million and net loss from continuing operations of $(13.2) million, or $(0.72) per share, compared with net revenues of $213.1 million and net loss from continuing operations of $(7.1) million, or $(0.43) per share for the full year 2017. Income from continuing operations, as adjusted*, for the full year 2018 was $6.0 million, or $0.33 per share, compared with $3.3 million, or $0.20 per share for the full year 2017.

Highlights (versus prior year, unless otherwise noted):

•	Q4 Net revenues down 6%, FY 2018 net revenues up 14%

•	Q4 EPS $(0.55), as adjusted EPS $0.06 - up 20%

•	Q4 EBITDA $(5.2) million, as adjusted $3.5 million – up 13%

•	Full year EPS $(0.72), as adjusted EPS $0.33 – up 65%

•	Full year EBITDA $4.8 million, as adjusted $17.4 million – up 26%

•	Net debt of $48.5 million represents reduction of $42.0 million since year-end 2017

Subsequent to Year-end:

•	Backlog was $80 million as of February 28, 2019, compared with $61 million as of year-end 2017, representing a 30% increase

•	Initial stocking order received from Tadano

*	Adjusted Numbers are discussed in greater detail and reconciled under “Non-GAAP Financial Measures and Other Items” at the end of this release.

Chief Executive and Chairman David J. Langevin commented, “2018 was a significant year for Manitex for many reasons but especially due to the investment made in our Company by Tadano. It was also a difficult year because demand was not consistent throughout the year and we faced constant headwinds from component cost increases. However, our teams executed well resulting in sales increasing for the year by 14%, full year adjusted EBITDA increasing by 26% and year over year adjusted EPS up by 65%. Most importantly, our net debt was almost cut in half from $90 million at the end of 2017 to $48 million ending 2018.”

“Sales were down slightly in the fourth quarter resulting from a modest reduction of PM sales in Europe and South America. And, for the fourth quarter and full year 2018 we had onetime non-recurring charges primarily relating to impairment of goodwill and trademarks, mark to market adjustments on securities, change in accounting estimates and restructuring expenses all of which are detailed in the schedules to our release.”

“We have seen a strong start to our 2019 order book, backlog at the end of February was up 30% from the year end 2017. This increase included a strong expansion of orders from Europe especially in the month February.”

“Further, in January we signed the framework for a commercial agreement with Tadano covering the Asian markets and in February we received from Tadano an initial small stocking order for the Asian markets.”

“Finally, we exit 2018 as strong financially as Manitex has ever been. We believe our markets remain solid, our growth potential we believe is significant, and we look forward to executing on our plans in achieving further growth in 2019.”

Steve Kiefer, President and Chief Operating Officer of Manitex added, “On the heels of a good year of growth in 2018, we enter 2019 facing a healthy level of demand from our key global markets and well-positioned for additional financial improvements, with our Manitex-branded line of cranes now having over 40% market share. While we did see some moderating in the fourth quarter, industry shipments for straight mast cranes in 2018 were up 24% versus 2017, and on a forward basis industry orders in 2018 were 24% higher than 2018 industry shipments. The January 2019 industry order rate was an annualized 1,500 units, which would represent nearly 30% growth over 2018 shipment levels. Our backlog is strengthening and we have expanded our staff and production at our Georgetown, TX facility in recent months, anticipating continued expansion.”

Regarding global growth activity of the PM knuckle boom business, Kiefer commented, “Increased penetration of the expanding multi-billion global knuckle boom market is our largest opportunity as we enter 2019 and a key element of our growth plans. With the expansion of the North American dealer network continuing, we are launching a Manitex-branded line of knuckle boom cranes to leverage the strong Manitex brand in North America. Additionally, we are completing a dedicated knuckle boom design, assembly and mounting facility in Georgetown, TX in the first quarter to properly manage increased order and shipment momentum.”

“The PM Group in Europe is focused on strong order growth, margin expansion and new product development. Key initiatives for 2019 include ongoing expansion and improvement of our PM Group product portfolio with a number of important new product introductions for the distribution, construction, utility and military markets planned for the Bauma Expo in April 2019,” Mr. Kiefer concluded.

Other Matters:

The Company continues to comply with the SEC investigation regarding the Company’s restatement of prior financial statements.

Conference Call:

Management will host a conference call at 4:30 PM Eastern Time today to discuss the results with the investment community. Anyone interested in participating in the call should dial 888-394-8218 if calling within the United States or 323-794-2588 if calling internationally. A replay will be available until March 21, 2019, which can be accessed by dialing 844-512-2921 if calling within the United States, or 412-317-6671 if calling internationally. Please use passcode 6222474 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet with accompanying slides, accessible at the investor relations portion of the Company’s corporate website, www.manitexinternational.com/eventspresentations.aspx.

Non-GAAP Financial Measures and Other Items

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis. In this press release, Manitex refers to various non-GAAP (U.S. generally accepted accounting principles) financial measures which management uses to evaluate operating performance, to establish internal budgets and targets, and to compare the Company’s financial performance against such budgets and targets. These non-GAAP measures, as defined by the Company, may not be comparable to similarly titled measures being disclosed by other companies. While adjusted financial measures are not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe these measures are useful to investors in assessing our operating results, capital expenditure and working capital requirements and the ongoing performance of its underlying businesses. The amounts described below are unaudited, are reported in thousands of U.S. dollars, and are as of, or for the three and twelve month periods ended December 31, 2018 and 2017, unless otherwise indicated. A reconciliation of Adjusted GAAP financial measures for the three and twelve month periods ended December 31, 2018 and 2017 is included with this press release below and with the Company’s related Form 8-K.

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered mobile cranes (truck mounted straight-mast and knuckle boom cranes, industrial cranes, rough terrain cranes and railroad cranes), truck mounted aerial work platforms and specialized industrial equipment. Our products, which are manufactured in facilities located in the USA and Europe, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, PM, Oil & Steel, Badger, Sabre, and Valla. The company also has a minority ownership in ASV Holdings, Inc. which manufactures and sells a line of high-quality compact track and skid steer loaders

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact
Manitex International, Inc.	Darrow Associates Inc.
Steve Kiefer	Peter Seltzberg, Managing Director
President and Chief Operating Officer	Investor Relations
(708) 237-2065	(516) 419-9915
skiefer@manitex.com	pseltzberg@darrowir.com

MANITEX INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	As of December 31,
	2018	2017
ASSETS
Current assets
Cash	$22,103	$5,014
Cash - restricted	245	352
Marketable equity securities	2,160	—
Trade receivables (net)	45,448	46,633
Other receivables	2,374	1,946
Inventory (net)	58,024	54,360
Prepaid expense and other	1,639	2,017

Total current assets	131,993	110,322

Total fixed assets, net of accumulated depreciation of $14,826 and $12,921 at December 31, 2018 and 2017, respectively	20,249	22,038
Intangible assets (net)	24,773	31,014
Goodwill	36,298	43,569
Equity investment in ASV Holdings, Inc.	—	14,931
Other long-term assets	1,570	1,475
Deferred tax asset	2,366	1,839

Total assets	$217,249	$225,188

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$22,706	$29,131
Current portion of capital lease obligations	422	378
Accounts payable	36,896	35,386
Accounts payable related parties	1,371	1,331
Accrued expenses	9,249	10,070
Customer deposits	2,310	2,242
Other current liabilities	—	890

Total current liabilities	72,954	79,428

Long-term liabilities
Revolving term credit facilities	—	12,893
Notes payable	23,134	26,656
Capital lease obligation	5,061	5,483
Convertible note related party (net)	7,158	7,005
Convertible note (net)	14,530	14,310
Deferred gain on sale of property	842	969
Deferred tax liability	92	3,384
Other long-term liabilities	5,474	4,215

Total long-term liabilities	56,291	74,915

Total liabilities	129,245	154,343

Commitments and contingencies
Equity
Preferred Stock—Authorized 150,000 shares, no shares issued or outstanding at December 31, 2018 and 2017	—	—
Common Stock—no par value 25,000,000 shares authorized, 19,645,773 and 16,617,932 shares issued and outstanding at December 31, 2018 and 2017, respectively	130,260	97,661
Paid in capital	2,674	2,802
Retained deficit	(41,761)	(28,583)
Accumulated other comprehensive loss	(3,169)	(1,035)

Total equity	88,004	70,845

Total liabilities and equity	$217,249	$225,188

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	Unaudited	Unaudited
Net revenues	$60,590	$64,478	$242,107	$213,112
Cost of sales	52,078	54,301	198,060	176,266

Gross profit	8,512	10,177	44,047	36,846
Operating expenses
Research and development costs	660	662	2,839	2,564
Selling, general and administrative expenses	8,523	8,750	35,707	34,547
Impairment of intangibles	5,736	—	5,736	—

Total operating expenses	14,919	9,412	44,282	37,111

Operating income (loss)	(6,407)	765	(235)	(265)
Other (expense) income
Interest expense	(1,158)	(2,000)	(5,508)	(6,498)
Interest income	73	—	168	—
Change in fair value of securities held	(3,186)	—	(5,494)	—
Foreign currency transaction loss	(179)	(11)	(814)	(1,149)
Other (expense) income	(19)	6	(374)	367

Total other expense	(4,469)	(2,005)	(12,022)	(7,280)

Loss before income taxes and income (loss) in equity interest from continuing operations	(10,876)	(1,240)	(12,257)	(7,545)
Income tax expense (benefit) from continuing operations	(29)	(534)	511	(118)
Income (loss) on equity investments (including loss on sale of shares)	—	76	(409)	360

Net loss from continuing operations	(10,847)	(630)	(13,177)	(7,067)
Discontinued operations
Loss from operations of discontinued operations (including loss on disposal for the three and nine months 2017 of $1,133)	—	(169)	—	(742)
Income tax expense (benefit)	—	23	—	(5)

Loss from discontinued operations	—	(192)	—	(737)

Net Loss	(10,847)	(822)	(13,177)	(7,804)

Net income attributable to noncontrolling interest from discontinued operations	—	—		(274)

Net Loss attributable to shareholders of Manitex International, Inc.	$(10,847)	$(822)	$(13,177)	$(8,078)

Earnings (loss) Per Share
Basic
Loss from continuing operations attributable to shareholders of Manitex International, Inc.	$(0.55)	$(0.04)	$(0.72)	$(0.43)
Loss from discontinued operations attributable to shareholders of Manitex International, Inc.	$—	$(0.01)	$—	$(0.06)
Net loss attributable to shareholders of Manitex International, Inc.	$(0.55)	$(0.05)	$(0.72)	$(0.49)
Diluted
Loss from continuing operations attributable to shareholders of Manitex International, Inc.	$(0.55)	$(0.04)	$(0.72)	$(0.43)
Loss from discontinued operations attributable to shareholders of Manitex International, Inc.	$—	$(0.01)	$—	$(0.06)
Net loss attributable to shareholders of Manitex International, Inc.	$(0.55)	$(0.05)	$(0.72)	$(0.49)
Weighted average common shares outstanding
Basic	19,625,695	16,595,726	18,409,296	16,548,444
Diluted	19,625,695	16,595,726	18,409,296	16,548,444

Reconciliation of GAAP Operating Income (Loss) from Continuing Operations to Adjusted EBITDA (in thousands)

	Three Months Ended		Twelve Months Ended **
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Operating income (loss)	($6,407)	$765	($235)	($265)
Adjustments related to change in accounting estimates, restatement, restructuring, discontinued model, restricted stock, trade name and goodwill impairment and other expenses	8,732	1,160	12,655	8,923
Adjusted operating income	2,325	1,925	12,420	8,658
Depreciation and amortization	1,200	1,199	4,989	5,107
Adjusted EBITDA	$3,525	$3,124	$17,409	$13,765
Adjusted EBITDA % to sales	5.8%	4.8%	7.2%	6.5%

Reconciliation of GAAP Net Income (Loss) From Continuing Operations Attributable to Shareholders of Manitex International to Adjusted Net Income (Loss) From continuing Operations Attributable to Shareholders of Manitex International (in thousands)

	Three Months Ended		Twelve Months Ended **
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net loss from continuing operations attributable to shareholders	($10,847)	($630)	($13,177)	($7,067)
Adjustments related to change in accounting estimates, restatement, restructuring, discontinued model, restricted stock, foreign exchange, change in fair value of securities, trade name and goodwill impairment and other expenses (Including net tax impact)	12,058	1,503	19,195	10,345
Adjusted net Income from continuing operations attributable to shareholders	1,211	873	6,018	3,278
Weighted diluted shares outstanding	19,625,695	16,595,726	18,409,296	16,548,444
Diluted loss per share attributable to shareholders as reported	(0.55)	($0.04)	($0.72)	($0.43)
Total EPS effect	$0.61	$0.09	$1.04	$0.63
Adjusted diluted earnings per share attributable to shareholders	$0.06	$0.05	$0.33	$0.20

Change in Accounting Estimates, Change in Fair Market Value of Securities, Foreign Exchange, Trade Name and Goodwill Impairment, Restatement, Restructuring, Restricted Stock and other Expenses

	Three Months Ended		Twelve Months Ended **
Pre-tax adjustments	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Restricted stock	$109	$227	$640	$744
Foreign exchange	179	11	814	1,149
Restatement expenses	358	150	2,364	150
Restructuring	367	415	1,161	1,119
Change in accounting estimates - Inventory reserve	1,834	278	1,834	1,799
Trade name and goodwill impairment	5,736	—	5,736	—
Change in fair market value of securities	3,186	—	6,089	—
Other expenses	328	422	607	508
Discontinued model	—	—	480	—
Normalized plant absorption levels	—	—	—	3,770
Trade show expenses (tri-annual only)	—	—	—	1,106

Total	$12,097	$1,503	$19,725	$10,345

Backlog from Continuing Operations

Backlog is defined as purchase orders that have been received by the Company. The disclosure of backlog aids in the analysis the Company’s customers’ demand for product, as well as the ability of the Company to meet that demand. Backlog is not necessarily indicative of sales to be recognized in a specified future period.

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Backlog	$66,735	$60,477	$75,601	$87,860	$61,530
Change Versus Current Period		10.3%	-11.7%	-24.0%	8.5%

Note: As of February 28, 2019 backlog was $80,192.

Net Debt is calculated using the Condensed Consolidated Balance Sheet amounts for current and long term portion of long term debt, capital lease obligations, notes payable, convertible notes and revolving credit facilities minus cash.

	December 31, 2018	December 31, 2017
Cash & marketable equity securities	$24,508	$5,366

Notes payable - short term	$22,706	$29,131
Current portion of capital leases	422	378
Revolving term credit facilities	—	12,893
Notes payable - long term	23,134	26,656
Capital lease obligations	5,061	5,483
Convertible notes	21,688	21,315

Total debt	$73,011	$95,856

Net Debt	$48,503	$90,490

**

All references in this release to financial results of periods ending prior to the third quarter of 2017 reflect such results as restated pursuant to the recently completed restatement of such periods.